                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of report (Date of earliest event reported): November 30, 1998


                          Appalachian Bancshares, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


           Georgia                     000-21383              58-2242407
--------------------------------------------------------------------------------
 (State or other Jurisdiction      (Commission File          (IRS Employer
      of Incorporation)                 Number)           Identification No.)


      829 Industrial Blvd., Ellijay, Georgia                       30540
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)


                                  706/276-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 30, 1998, Appalachian Bancshares, Inc. (the "Company") completed its acquisition of First National Bank of Union County ("First National") from Century South Banks, Inc. ("Century South"). Pursuant to the terms of the acquisition agreement, the Company acquired First National, in a cash transaction, for a purchase price of $6.1 million. The purchase price of the transaction was determined through arms length negotiations between the parties. The Company funded a portion of the purchase price with the proceeds of a private placement of 132,500 shares of the Company's Common Stock. The aggregate gross proceeds of the private placement were $2.65 million. The Company funded the remainder of the purchase price though a new $3.6 million loan with The Bankers Bank. The acquisition will be treated as a purchase for accounting and financial reporting purposes.

     First National is a nationally-chartered bank organized in 1981 with its main banking office located in Blairsville, Georgia. First National will operate as a wholly-owned subsidiary of the Company and will continue its business and operations in Blairsville.

     Prior to the acquisition, there were no material relationships between the Company, Century South and First National or any of their respective affiliates, directors or officers.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The audited financial statements of First National as of and for the years ended December 31, 1996 and 1997 are included herein.

     (B)  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable for the Company to provide the required pro forma financial information for the acquired business at the time this report on Form 8-K is filed. The Company will file such pro forma financial information as soon as it is available, which shall not be later than sixty (60) days following the due date of this report on Form 8-K.

     (C)  EXHIBITS.

          Exhibit No.                     Description of Exhibit
          -----------                     ----------------------

              2.1*            Purchase Sale and Assumption Agreement, dated July
                              10, 1998, by and between Century South Banks, Inc.
                              and Appalachian Bancshares, Inc.

              23              Consent of Schauer, Taylor, Cox & Edwards, P.C.

          * previously filed as Exhibit 2.1 to the Company's Form 8-K dated July 10, 1998 and incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           APPALACHIAN BANCSHARES, INC.



Date:  December 15, 1998                    /s/ Kent W. Sanford
                                           ------------------------------------
                                           Kent W. Sanford
                                           Executive Vice President
                                           (Principal financial officer)

                              FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996




Independent Auditors' Report...............................................  1

Statements of Financial Condition..........................................  2

Statements of Income.......................................................  4

Statements of Shareholders' Equity.........................................  5

Statements of Cash Flows...................................................  6

Notes to Financial Statements..............................................  8

                [SCHAUER, TAYLOR, COX & EDWARDS P.C. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
First National Bank of Union County
Blairsville, Georgia


We have audited the accompanying statements of financial condition of First National Bank of Union County as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Union County as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Birmingham, Alabama
August 21, 1998

                                      /S/ Schauer, Taylor, Cox & Edwards P. C.

                                      SCHAUER, TAYLOR, COX & EDWARDS P. C.

                        STATEMENTS OF FINANCIAL CONDITION

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996



                                                         1997               1996
                                                     -----------        -----------
ASSETS
    Cash and due from banks .................        $ 1,674,703        $ 1,424,846
    Interest-bearing deposits with banks ....              7,973             15,260
    Federal funds sold ......................            310,000          1,550,000

    Securities held-to-maturity .............          2,475,068          2,524,164
    Securities available-for-sale ...........          4,672,540          5,254,497

    Loans ...................................         34,277,941         37,313,745
    Less:  Unearned income ..................             18,050             16,277
           Allowance for loan losses ........          1,225,189            496,259
                                                     -----------        -----------
           NET LOANS ........................         33,034,702         36,801,209

    Premises and equipment, net .............          2,044,144          2,103,835
    Accrued interest ........................            326,537            455,659
    Foreclosed real estate, net .............            482,542            290,948
    Other assets ............................            629,799            910,622







                                                     -----------        -----------


           TOTAL ASSETS .....................        $45,658,008        $51,331,040
                                                     ===========        ===========

                                                                         1997                 1996
                                                                    ------------         ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
    Deposits:
        Noninterest-bearing ................................        $  3,638,722         $  3,552,943
        Interest-bearing ...................................          37,566,172           42,738,265
                                                                    ------------         ------------
           TOTAL DEPOSITS ..................................          41,204,894           46,291,208


    Accrued interest .......................................             463,279              586,074
    Other liabilities ......................................             157,443              170,705
                                                                    ------------         ------------
           TOTAL LIABILITIES ...............................          41,825,616           47,047,987

SHAREHOLDERS' EQUITY
    Common stock - par value $12.50 per share,
      75,000 shares authorized, issued and outstanding
      at December 31, 1997 and 1996 ........................             937,500              937,500
    Capital surplus ........................................           1,062,500            1,062,500
    Retained earnings ......................................           1,834,976            2,309,644
    Net unrealized holding losses on securities
        available-for-sale, net of deferred income tax .....              (2,584)             (26,591)
                                                                    ------------         ------------
           TOTAL SHAREHOLDERS' EQUITY ......................           3,832,392            4,283,053
                                                                    ------------         ------------






           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......        $ 45,658,008         $ 51,331,040
                                                                    ============         ============







                        See notes to financial statements

                              STATEMENTS OF INCOME

                       FIRST NATIONAL BANK OF UNION COUNTY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                        1997               1996
                                                                    -----------         ----------
INTEREST INCOME
    Interest and fees on loans .............................        $ 3,636,667         $3,830,373
    Interest and dividends on investment securities:
        Taxable securities .................................            349,614            401,343
        Securities exempt from federal income taxes ........             84,683             93,634
    Interest on federal funds sold .........................             88,253             71,387
    Interest on deposits in banks ..........................              1,004              1,106
                                                                    -----------         ----------
        TOTAL INTEREST INCOME ..............................          4,160,221          4,397,843
                                                                    -----------         ----------

INTEREST EXPENSE
    Interest on deposits ...................................          1,999,869          2,212,543
    Interest on short-term borrowings ......................              2,216              4,103
                                                                    -----------         ----------
        TOTAL INTEREST EXPENSE .............................          2,002,085          2,216,646
                                                                    -----------         ----------

Net interest income ........................................          2,158,136          2,181,197
Provision for loan losses ..................................            952,801             66,000
                                                                    -----------         ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........          1,205,335          2,115,197

NONINTEREST INCOME
    Service charges on deposits ............................            232,484            238,910
    Investment security gains ..............................                -0-              8,501
    Other operating income .................................            128,229            142,456
                                                                    -----------         ----------
        TOTAL NONINTEREST INCOME ...........................            360,713            389,867
                                                                    -----------         ----------

NONINTEREST EXPENSES
    Salaries and employee benefits .........................            795,334            633,037
    Occupancy and equipment expense ........................            271,239            204,025
    Other operating expenses ...............................            787,143            724,091
                                                                    -----------         ----------
        TOTAL NONINTEREST EXPENSES .........................          1,853,716          1,561,153
                                                                    -----------         ----------

Income (loss) before income taxes ..........................           (287,668)           943,911
Provision (benefits) for income taxes ......................           (149,000)           315,500
                                                                    -----------         ----------

NET INCOME (LOSS) ..........................................        $  (138,668)        $  628,411
                                                                    ===========         ==========

Basic earnings per share ...................................        $     (1.85)        $     8.38
Basic weighted average shares outstanding ..................             75,000             75,000

                        See notes to financial statements

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                       FIRST NATIONAL BANK OF UNION COUNTY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                     Unrealized
                                                                       Gains
                                 Common       Capital     Retained  (Losses) On
                                 Stock        Surplus     Earnings   Securities      Total
                                 -----        -------     --------   ----------      -----
Balance at
  December 31, 1995..........   $937,500    $1,062,500   $1,946,233   $(44,573)  $3,901,660

Dividend.....................                              (265,000)               (265,000)

Net change in
  unrealized gains
  (losses) on securities.....                                           17,982       17,982

Net income - 1996............                               628,411                 628,411
                                --------    ----------   ----------   --------    ---------

BALANCE AT
  DECEMBER 31, 1996..........    937,500     1,062,500    2,309,644    (26,591)   4,283,053

DIVIDEND.....................                              (336,000)               (336,000)

NET CHANGE IN
  UNREALIZED GAINS
  (LOSSES) ON SECURITIES.....                                           24,007       24,007

NET LOSS - 1997..............                              (138,668)               (138,668)
                                --------    ----------   ----------   --------    ---------

BALANCE AT
  DECEMBER 31, 1997..........   $937,500    $1,062,500   $1,834,976   $ (2,584)  $3,832,392
                                ========    ==========   ==========   ========   ==========









                        See notes to financial statements

                            STATEMENTS OF CASH FLOWS

                       FIRST NATIONAL BANK OF UNION COUNTY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                            1997               1996
                                                                        -----------         ----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss) ..........................................        $  (138,668)        $  628,411
    Adjustments to reconcile net loss to net
      cash provided by operating activities:
         Provision for loan losses .............................            952,801             66,000
         Depreciation, amortization, and accretion, net ........            158,720            122,798
         Deferred tax provision (benefit) ......................           (360,324)            19,623
         Decrease in accrued interest receivable ...............            129,122             59,252
         Increase (decrease) in accrued interest payable .......           (122,795)            29,881
         Realized investment security gains ....................                -0-             (8,501)
         Realized losses on disposition of other real estate ...             26,601              1,721
         Other, net ............................................            613,196           (740,064)
                                                                        -----------         ----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES .............          1,258,653            179,121
                                                                        -----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of investment securities available-for-sale ......         (1,246,472)        (1,001,918)
    Proceeds from sales of investment securities
      available-for-sale .......................................                -0-          1,256,023
    Proceeds from maturities of investment securities
      available-for-sale .......................................          1,846,826            780,537
    Proceeds from maturities and paydowns of
      investment securities held-to-maturity ...................             70,000          1,187,370
    Net (increase) decrease in loans to customers ..............          2,449,912         (1,394,864)
    Purchase of premises and equipment .........................           (129,977)        (1,662,168)
    Proceeds from disposition of fixed assets ..................             30,343            643,247
    Proceeds from disposition of other real estate .............            145,599             13,315
                                                                        -----------         ----------
         NET CASH PROVIDED BY (USED IN)
            INVESTING ACTIVITIES ...............................          3,166,231           (178,458)
                                                                        -----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in demand deposits, NOW accounts,
      and savings accounts .....................................            353,602            350,504
    Net increase (decrease) in certificates of deposit .........         (5,439,916)           195,190
    Cash dividends .............................................           (336,000)          (265,000)
                                                                        -----------         ----------
         NET CASH PROVIDED BY (USED IN)
            FINANCING ACTIVITIES ...............................         (5,422,314)           280,694
                                                                        -----------         ----------


                                                                            1997               1996
                                                                        -----------         ----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............        $  (997,430)        $  281,357

Cash and Cash Equivalents at Beginning of Year .................          2,990,106          2,708,749
                                                                        -----------         ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR .......................        $ 1,992,676         $2,990,106
                                                                        ===========         ==========




SUPPLEMENTAL DISCLOSURES

    Cash paid during the year for interest .....................        $ 2,124,880         $2,186,765

    Cash paid during the year for income taxes .................            168,697            352,711

    Loans transferred to foreclosed real estate during the
        year ...................................................            413,794             33,936

    Proceeds from sales of foreclosed real estate financed
        through loans ..........................................             40,000             18,900

    Net increase (decrease) in unrealized gains on securities
        available-for-sale .....................................             18,740            (28,639)
















                        See notes to financial statements

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

First National Bank of Union County (the "Bank") was organized under the laws of the State of Georgia on April 3, 1981 and approval was obtained from the Georgia Department of Banking and Finance to commence operations as a nationally chartered commercial bank. The Bank was acquired in 1990 by Century South Banks, Inc., ("CSBI") a Georgia-based bank holding company, and currently operates as one of its wholly-owned bank subsidiaries. The Bank operates one full service banking location in Blairsville, Georgia and services customers primarily in Union County of North East Georgia.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of foreclosed real estate. In connection with the determination of the estimated losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additional losses based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Investment Securities

Trading Securities: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Securities Held-to-Maturity: Government, Federal agency, and corporate debt securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity. Mortgage-backed securities represent participating interest in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Securities Available-for-Sale: Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value.
The related write-downs are included in earnings as realized losses.

The Bank does not have any trading securities.

Loans

Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees.

Loan origination and commitment fees, as well as certain direct origination costs, when material, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of the estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying values of assets traded in are used to adjust the carrying values of the new assets acquired by trade. Assets which are disposed of are removed from the accounts and the resulting gains or losses are recorded in operations.

Depreciation is provided generally by the straight-line method based on the estimated useful lives of the respective assets.

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the lower of the carrying amount or fair value less cost to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, estimated losses on foreclosed real estate, accumulated depreciation, and accrued employee benefits for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings  Per Common Share

Basic earnings per common share are computed by dividing earnings available to stockholders by the weighted average number of common shares outstanding during the period.

Benefit Plans

The Bank has adopted a 401(k) Plan which covers substantially all of its employees. Contributions to the plan are determined by the Board of Directors and are included in salaries and employee benefits expense.

Off-Balance Sheet Financial Instruments

In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

The Bank has available as a source of short-term financing the purchase of federal funds from other commercial banks from available lines totaling $8,000,000. The bank also has available a secured line of credit from the Federal Home Loan Bank of Atlanta in the aggregate amount of $6,000,000.

Cash Flow Information

The Bank considers all cash and amounts due from depository institutions and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the assets described above is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 in 1996 did not have a material impact on the Bank's financial statements.

In May 1995, the FASB also issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." This statement amends certain provisions of SFAS No. 65 to substantially eliminate the accounting distinction between rights to service mortgage loans for others that are acquired through loan origination activities and those acquired through purchase transactions. The statement requires an allocation of the total cost of mortgage loans held for sale to mortgage servicing rights and mortgage loans held for sale (without mortgage servicing rights) based on their relative fair values. The adoption of SFAS No. 122 in 1996 did not have a material impact on the Bank's financial statements.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for an employee stock option plan. This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and stock-based non-employee compensation. These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Under the fair value based method, compensation is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, SFAS No. 123 allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

of accounting as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The adoption of this statement in 1996 did not have a material effect on the Bank's financial statements.

In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. SFAS No. 125 is to be applied prospectively to transfers and servicing of financial assets and extinguishments of liabilities after December 31, 1996. This statement utilizes the financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Management does not believe that adoption of SFAS No. 125 will have a material impact on the Bank's financial statements.

Effective for fiscal years ending after December 15, 1996, SFAS No. 126 "Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities" was issued by the FASB which amends FASB No. 107 "Disclosures about Fair Value of Financial Instruments." This statement allows an entity to be exempt from the SFAS No. 107 disclosures if the following criteria are met: the entity is a nonpublic entity, the entity's total assets are less than $100 million on the date of the financial statements, and the entity has not held or issued any derivative financial instruments, as defined in FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," other than loan commitments, during the reporting period. SFAS No. 126 has allowed the Bank to be exempt from the reporting requirements of SFAS No. 107.

Effective for years ending after December 15, 1997, SFAS No. 128, "Earnings Per Share" was issued by FASB which simplifies previous standards for reporting earnings per share. Under SFAS No. 128, earnings per share is stated on the income statement based on two separate measurements: basic and diluted. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity. The adoption of this statement did not have a material effect on the Bank's financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Effective for years beginning after December 15, 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued by FASB which establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Statement requires that an enterprise classify items of other comprehensive income by their nature in the financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. Comprehensive income is generally defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Management does not believe that the adoption of SFAS No. 130 will have a material impact on the Bank's financial statements.

Effective for years beginning after December 15, 1997, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued by FASB which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefits obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain other disclosures previously required. Management does not believe that the adoption of SFAS No. 132 will have a material impact on the Bank's financial statements.


NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve. The average amount of the reserve requirement at December 31, 1997 and 1996 was approximately $260,000 and $175,000, respectively.


              [The remainder of this page intentionally left blank]

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 3 - INVESTMENT SECURITIES

The carrying amounts of investment securities as shown in the statements of financial condition and their approximate fair values at December 31, 1997 and 1996 were as follows:



                                                          Gross      Gross       Estimated
                                          Amortized    Unrealized  Unrealized      Fair
                                            Cost          Gains       Losses       Value
                                          ---------    ----------  ----------    ----------
SECURITIES AVAILABLE-FOR-SALE:
------------------------------

DECEMBER 31, 1997:
   U. S. GOVERNMENT AND
     AGENCY SECURITIES..................  $2,993,412     $16,106     $   -0-     $3,009,518
   STATE AND MUNICIPAL SECURITIES            671,632      11,345         474        682,503
   MORTGAGE-BACKED SECURITIES...........     326,458       5,476         834        331,100
   OTHER SECURITIES.....................     444,501         -0-       9,082        435,419
   EQUITY SECURITIES....................     214,000         -0-         -0-        214,000
                                          ----------     -------     -------     ----------

                                          $4,650,003     $32,927     $10,390     $4,672,540
                                          ==========     =======     =======     ==========


December 31, 1996:
   U. S. Government and
     agency securities..................  $3,047,010     $13,993     $ 3,425     $3,057,578
   State and municipal securities.......     671,304      14,514       3,354        682,464
   Mortgage-backed securities...........     876,510       5,576       6,495        875,591
   Other securities.....................     444,676         -0-      17,012        427,664
   Equity securities....................     211,200         -0-         -0-        211,200
                                          ----------     -------     -------     ----------

                                          $5,250,700     $34,083     $30,286     $5,254,497
                                          ==========     =======     =======     ==========

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 3 - INVESTMENT SECURITIES - CONTINUED


                                                                      Gross               Gross           Estimated
                                                Amortized          Unrealized           Unrealized          Fair
                                                   Cost               Gains               Losses           Value
                                                ----------            -------             -------        ----------

SECURITIES HELD-TO-MATURITY:
----------------------------

DECEMBER 31, 1997:
   U. S. GOVERNMENT AND AGENCY
     SECURITIES.........................        $1,522,597            $27,228             $ 8,100        $1,541,725
   STATE AND MUNICIPAL SECURITIES                  952,471             17,016                 804           968,683
                                                ----------            -------             -------        ----------

                                                $2,475,068            $44,244             $ 8,904        $2,510,408
                                                ==========            =======             =======        ==========


December 31, 1996:
   U. S. Government and agency
     securities.........................        $1,501,272            $46,828             $20,335        $1,527,765
   State and municipal securities.......         1,022,892              8,651              13,795         1,017,748
                                                ----------            -------             -------        ----------

                                                $2,524,164            $55,479             $34,130        $2,545,513
                                                ==========            =======             =======        ==========





              [The remainder of this page intentionally left blank]

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 3 - INVESTMENT SECURITIES - CONTINUED

The contractual maturities of securities at December 31, 1997, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Securities                  Securities
                                            Held-to-Maturity           Available-for-Sale
                                        -------------------------     ------------------------
                                        Amortized         Fair        Amortized        Fair
                                           Cost           Value          Cost          Value
                                        ----------     ----------     ----------    ----------

Due in one year or less.............    $1,022,596     $1,042,056     $1,409,869    $1,411,505
Due after one year through
    five years......................       970,992        974,937      2,128,652     2,147,989
Due after five years through
    ten years.......................       481,480        493,415        897,482       899,046
Due after ten years.................           -0-            -0-            -0-           -0-
Equity securities...................           -0-            -0-        214,000       214,000
                                        ----------     ----------     ----------    ----------

                                        $2,475,068     $2,510,408     $4,650,003    $4,672,540
                                        ==========     ==========     ==========    ==========

Mortgage-backed securities have been included in the maturity tables based upon the guaranteed payoff date of each security.

Equity securities include a restricted investment in Federal Home Loan Bank stock which must be maintained to secure the available lines of credit. The amount of the investment in this stock amounted to $154,000 and $151,200 at December 31, 1997 and 1996, respectively.

Gross realized gains and losses on the sale of investments in debt securities available-for-sale for the years ended December 31, 1997 and 1996 were as follows:

                                                      1997          1996
                                                    --------    ----------

Gross realized gains............................    $    -0-    $    6,991
Gross realized losses...........................         -0-           859

Net gains on the maturities of investment securities totaled $2,369 for 1996.

Investment securities pledged to secure public funds on deposit and for other purposes as required by law amounted to approximately $5,106,000 and $5,713,000 at December 31, 1997 and 1996, respectively. (See Note 19)

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 4 - LOANS

The Bank grants loans to customers primarily in Union County of North East Georgia.

The major classifications of loans as of December 31, 1997 and 1996 are as follows:

                                                        1997            1996
                                                   -------------    -----------

    Commercial, financial and agricultural......   $   7,435,148    $ 6,535,772
    Real estate - construction..................       4,318,939      5,747,479
    Real estate - mortgage......................      19,968,681     22,153,462
    Consumer....................................       2,130,689      2,603,559
    Other.......................................         424,484        273,473
                                                   -------------    -----------
                                                      34,277,941     37,313,745
    Unearned income.............................          18,050         16,277
    Allowance for loan losses...................       1,225,189        496,259
                                                   -------------    -----------

    Net loans...................................   $  33,034,702    $36,801,209
                                                   =============    ===========


As of December 31, 1997 and 1996, there were no loans which the Bank had specifically classified as impaired. Other loans on which the accrual of interest had been discontinued or reduced amounted to approximately $1,845,000 and $899,000 at December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the difference between gross interest income that would have been recorded in such period if non-accruing loans had been current in accordance with their original terms and the amount of interest income on those loans that was included in such period's net income was approximately $86,000 and $28,000 at December 31, 1997 and 1996, respectively.

The Bank had no commitments to loan additional funds to the borrowers of non-accrual loans.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 5 - ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31, 1997 and 1996 were as follows:

                                                       1997          1996
                                                    ----------    --------

    Balance at beginning of year................    $  496,259    $518,343

    Charge-offs.................................      (263,465)    (93,061)
    Recoveries..................................        39,594       4,977
                                                    ----------    --------
        Net (charge-offs) recoveries............      (223,871)    (88,084)

    Provision for loan losses...................       952,801      66,000
                                                    ----------    --------

    Balance at end of year......................    $1,225,189    $496,259
                                                    ==========    ========

The significant provision for 1997 related primarily to a management decision to enhance the Bank's reserve to a level indicated necessary based upon evaluation of the loan portfolio and other factors as listed in Note 1 to these financial statements.


NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment as of December 31, 1997 and 1996 is as follows:

                                                       1997          1996
                                                    ----------    ----------

    Land........................................    $  441,032    $  441,032
    Buildings...................................     1,245,115     1,205,899
    Land improvements...........................        56,635        56,635
    Furniture and equipment.....................       791,328       727,121
    Automobiles.................................        19,939        45,595
    Computer software...........................       117,370       110,754
                                                    ----------    ----------
                                                     2,671,419     2,587,036
    Less allowance for depreciation.............       627,275       483,201
                                                    ----------    ----------

                                                    $2,044,144    $2,103,835
                                                    ==========    ==========

The provision for depreciation charged to occupancy and equipment expense for the years ended December 31, 1997 and 1996 was $159,325 and $117,740, respectively.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996



NOTE 7 - DEPOSITS

The major classifications of deposits as of December 31, 1997 and 1996 were as follows:

                                                         1997           1996
                                                     -----------    -----------

Noninterest-bearing demand.......................    $ 3,638,722    $ 3,552,943
NOW accounts.....................................      9,585,423      8,711,298
Savings..........................................      2,819,612      3,649,089
Time.............................................     19,415,153     23,041,407
Certificates of deposit of $100,000 or more......      5,745,984      7,336,471
                                                     -----------    -----------

                                                     $41,204,894    $46,291,208
                                                     ===========    ===========

The maturities of time certificates of deposit and other time deposits of $100,000 or more issued by the Bank at December 31, 1997 are as follows:

Three months or less...............................................  $1,470,070
Over three through twelve months...................................   2,122,841
Over twelve months.................................................   2,153,073
                                                                     ----------

                                                                     $5,745,984
                                                                     ==========


NOTE 8 - SHAREHOLDERS' EQUITY

At December 31, 1997 and 1996, shareholders' equity of the Bank consisted of the following:

Common Stock: 75,000 shares authorized, issued and outstanding, with a par value of $12.50 per share, as of December 31, 1997 and 1996. Voting rights equal to one vote per share.

Capital Surplus: Represents the funds received in excess of par value upon the issuance of stock, net of issuance costs.

Retained Earnings: Represents the accumulated net earnings of the Bank as reduced by dividends paid to shareholders.

Net Unrealized Holding Gains (Losses) on Securities: Represents the net unrealized gains or losses on securities available-for-sale, net of deferred taxes at December 31, 1997 and 1996. This account

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


adjusts as the market values of the related investment securities change.

NOTE 9 - REGULATORY CAPITAL MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Bank and the financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997 and 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

                                                                    To Be Well Capitalized
                                                                         Under Prompt
                                                 For Capital           Corrective Action
                                Actual        Adequacy Purposes           Provisions
                            -------------     -----------------      --------------------
                            Amount  Ratio      Amount    Ratio       Amount        Ratio
                            ------  -----     --------  -------      ------       -------
                                                (In thousands)
AS OF DECEMBER 31, 1997:
-----------------------

TOTAL RISK-BASED CAPITAL
 (TO RISK-WEIGHTED ASSETS)  $4,174  12.6%     > $2,651 >  8.0%     > $3,314    > 10.0%
                                              -        -           -           -
TIER 1 CAPITAL
 (TO RISK-WEIGHTED ASSETS)   3,760  11.4      >  1,326 >  4.0      >  1,988    >  6.0
                                              -        -           -           -
TIER 1 CAPITAL
 (TO ADJUSTED TOTAL ASSETS)  3,760   8.2      >  1,841 >  4.0      >  2,302    >  5.0
                                              -        -           -           -

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 9 - REGULATORY CAPITAL MATTERS - CONTINUED

                                                                           To Be Well Capitalized
                                                                                 Under Prompt
                                                        For Capital           Corrective Action
                                    Actual           Adequacy Purposes             Provisions
                                ---------------   ---------------------   -----------------------
                                 Amount  Ratio     Amount       Ratio       Amount         Ratio
                                ------- -------   ---------   ---------   ----------     --------
                                                          (In thousands)
As of December 31, 1996:
------------------------

Total Risk-Based Capital
 (to Risk-Weighted Assets)       $4,730  13.3%     >  $2,853   >  8.0%   >  $3,566    >  10.0%
                                                   -           -         -            -
Tier 1 Capital
 (to Risk-Weighted Assets)        4,284  12.0      >   1,426   >  4.0    >   2,139    >   6.0
                                                   -           -         -            -
Tier 1 Capital
 (to Adjusted Total Assets)       4,284   8.4      >   2,041   >  4.0    >   2,552    >   5.0
                                                   -           -         -            -


NOTE 10 - OTHER OPERATING EXPENSES

The major components of other operating expenses included in noninterest expenses at December 31, 1997 and 1996 are as follows:

                                                      1997         1996
                                                    --------    --------

    Management fee expense......................    $220,110    $181,916
    Professional fees...........................     132,836     143,344
    Data processing.............................      71,559      62,498
    Advertising.................................      61,248      60,399
    Supplies....................................      33,191      41,014
    Postage.....................................      29,063      29,785
    Foreclosed real estate expenses.............      27,043         746
    Telephone...................................      23,777      32,162
    Taxes & licenses............................      22,328      13,567
    Operational service fees....................      21,935      25,901
    Courier expense.............................      18,989      15,967
    ATM expense.................................      13,830      13,820
    Other.......................................     111,234     102,972
                                                    --------    --------

                                                    $787,143    $724,091
                                                    ========    ========

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 11 - INCOME TAXES

Federal and state income taxes receivable and payable as of December 31, 1997 and 1996 included in other assets and other liabilities, respectively, were as follows:

                                                            1997          1996
                                                         ---------    ----------
    Current
        Federal.......................................   $     207    $   58,834

        State.........................................      14,000        (2,000)

The components of the deferred income tax asset included in other assets as of December 31, 1997 and 1996 are as follows:

Deferred tax asset:
    Federal...........................................   $ 458,500    $  208,226
    State  ...........................................      80,912        36,746
                                                         ---------    ----------
      Total deferred income tax asset.................     539,412       244,972

Deferred tax liability:
    Federal...........................................     (69,749)     (113,265)
    State  ...........................................     (12,308)      (19,987)
                                                         ---------    ----------
      Total deferred income tax liability.............     (82,057)     (133,252)
                                                         ---------    ----------

Net deferred tax asset................................   $ 457,355    $  111,720
                                                         =========    ==========

The tax effects of each type of income and expense item that gave rise to deferred taxes are:

                                                            1997         1996
                                                         ---------    ----------

    Allowance for loan losses.........................   $ 477,320    $  176,180
    Depreciation......................................     (51,518)     (121,156)
    Deferred compensation.............................      45,184        48,638
    Net unrealized losses on securities...............       1,582        16,271
    Other.............................................     (15,213)       (8,213)
                                                         ---------    ----------

    Net deferred tax asset............................   $ 457,355    $  111,720
                                                         =========    ==========

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 11 - INCOME TAXES - CONTINUED

The components of income tax expense (benefit) for the years ended December 31, 1997 and 1996 were as follows:

                                                              1997        1996
                                                           ---------    --------
    Current
        Federal.......................................     $ 209,324    $261,377
        State.........................................         2,000      34,500

    Deferred
        Federal.......................................      (306,275)     16,680
        State.........................................       (54,049)      2,943
                                                           ---------    --------

                                                           $(149,000)   $315,500
                                                           =========    ========


The principal reasons for the difference in the effective tax rate and the federal statutory rate are as follows for the years ended December 31, 1997 and 1996:

                                                               1997        1996
                                                             -------      -----

    Statutory federal income tax rate.................          34.0%      34.0%

    Effect on rate of:
        Tax exempt securities.........................          10.0       (3.4)
        State income tax, net of federal tax..........          11.9        2.3
        Interest expense disallowance.................          (1.6)        .6
        Other.........................................          (2.5)       (.1)
                                                             -------      -----

    Effective income tax rate.........................          51.8%      33.4%
                                                             =======      =====


NOTE 12 - RETIREMENT PLAN

The Bank adopted a 401(k) Plan ("the Plan") on January 1, 1985. The Plan covers substantially all employees, subject to eligibility requirements. Employees may defer up to fifteen percent of their compensation with a fifty percent matching employer contribution of up to six and a half percent of compensation. Total expense included in salary and benefits for years ended December 31, 1997 and 1996 was $10,202 and $10,587, respectively.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 13 - DEFERRED COMPENSATION AGREEMENT

The Bank entered into a deferred compensation agreement with the President that provides for monthly payments of $1,662 payable for a period of ten years. Payment of this benefit commenced in January, 1996 and continued throughout 1996 and 1997 according to the terms of the plan. As of December 31, 1997 and 1996, the accrued deferred compensation liability was $112,960 and $121,595, respectively. For the years ended December 31, 1997 and 1996, total deferred compensation expense of $11,315 and $3,604, respectively, was charged to operations and is included in salaries and employee benefits. Both charges to operations relate solely to the interest cost of the obligation.


NOTE 14 - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Bank offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity, credit enhancement, and interest rate protection. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying financial statements. Commitments to extend credit, credit card arrangements, commercial letters of credit, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statements of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

A summary of the Bank's commitments and contingent liabilities at December 31, 1997 and 1996, is as follows:

                                                              Contract or
                                                            Notional Amount
                                                       -----------------------
                                                           1997         1996
                                                       ----------   ----------

Commitments to extend credit........................   $3,043,000   $4,933,000
Standby letters of credit...........................       11,000          -0-

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 14 - COMMITMENTS AND CONTINGENCIES - CONTINUED

Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of the Bank's allowance for loan losses. Management does not anticipate any material losses as a result of these commitments.


NOTE 15 - CONCENTRATIONS OF CREDIT

All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4.

The bank maintains its cash accounts at various commercial banks in Alabama and Georgia. The total cash balances in commercial banks are insured by the FDIC up to $100,000. Total uninsured balances held at commercial banks at December 31, 1997 and 1996 amounted to $926,820 and $858,712, respectively.


NOTE 16 - RESTRICTIONS ON DIVIDENDS

Dividends are paid by the Bank from its assets, however, certain restrictions exist. Under such restrictions, the Bank may not, without the prior approval of its regulators, declare dividends in excess of the sum of the current year's earnings plus the retained net profits from the preceding two years. As of December 31, 1997, the Bank could have declared dividends of $217,979 without regulatory approval.


NOTE 17 - LITIGATION

While the Bank is party to various legal proceedings arising from the ordinary course of business, management believes after consultation with legal counsel that there are no proceedings threatened or pending against the Bank that will, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Bank.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 18 - RELATED PARTY TRANSACTIONS

Certain directors, executive officers and principal shareholders including their immediate families and associates were loan customers of the Bank during 1997 and 1996. Such loans are made in the ordinary course of business at normal credit terms, including interest rates and collateral and do not represent more than a normal risk of collection. The following is a summary of such loans outstanding and the activities in these loans for the year ended December 31, 1997.

    Beginning of year.........................................      $ 1,750,395
    Adjustment for executive officer and director changes.....         (142,651)
    New loans.................................................          971,436
    Repayments................................................       (1,117,010)
                                                                    -----------

    End of the year...........................................      $ 1,462,170
                                                                    ===========


NOTE 19 - SECURITIES SHARING PROGRAM AGREEMENT

The Bank is a party to an agreement with CSBI to share investment securities. The securities sharing program aides CSBI affiliate banks to better utilize excess securities for use in pledge. An affiliate bank that needs collateral for pledging against public deposits may utilize surplus collateral of other CSBI banks for a fee. Ownership of the securities remains with the providing bank. Either the provider or user of the securities may unwind the transaction at any time. The overall responsibility for the daily administration of the program rests with the Securities Sharing Program Administrator of CSBI. As of December 31, 1997 and 1996, securities of the Bank pledged on behalf of affiliated banks amounted to approximately $2,369,000 and $4,632,000, respectively.


NOTE 20 - MANAGEMENT SERVICES AGREEMENT

The Bank is a party to an agreement with CSBI to receive management services. The services provided by CSBI include loan review, loan operations, credit administration, loan collections, audit, investments, compliance, accounting and reporting, marketing, human resources, deposit operations and general overhead. The service fees charged the Bank will consist of the salaries and benefits of the employees of CSBI providing the service, as well as any direct costs associated with providing the service such as, but not limited to, special software, equipment or supplies. For the years ended December 31, 1997 and 1996, management services fees were $220,110 and $181,916, respectively.

                          NOTES TO FINANCIAL STATEMENTS

                       FIRST NATIONAL BANK OF UNION COUNTY

                           DECEMBER 31, 1997 AND 1996


NOTE 21 - PROPOSED BUSINESS COMBINATION

On July 10, 1998, Century South Banks, Inc. ("CSBI") and subsidiary First National Bank of Union County, the ("Bank") entered into an agreement with Appalachian Bancshares Inc. ("ABI") for the proposed sale of the Bank to ABI. ABI is a Georgia-based bank holding company whose principal office is located in Ellijay, Georgia. The purchase, sale and assumption agreement ("the Agreement") generally calls for ABI to pay six million one hundred thousand dollars, $6,100,000, to CSBI in exchange for all 75,000 common shares of the Bank's stock. In addition, the Agreement calls for the Bank to sell CSBI certain designated assets comprised primarily of loans having a then outstanding principal balance not to exceed the sum of nine million dollars, $9,000,000, minus the sum of six hundred thousand dollars, $600,000. Furthermore, the Agreement calls for the Bank to transfer and convey to a designated CSBI subsidiary certain designated liabilities not to exceed the sum of eleven million six hundred thousand dollars, $11,600,000.

                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibits
-----------                -----------------------

   2.1* Purchase Sale and Assumption Agreement, dated July 10, 1998, by and between Century South Banks, Inc. and Appalachian Bancshares,
               Inc.

   23          Consent of Schauer, Taylor, Cox & Edwards, P.C.

* previously filed as Exhibit 2.1 to the Company's Form 8-K dated July 10, 1998 and incorporated herein by this reference.